UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934, as Amended

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SI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

April 25, 2006

Dear Fellow Stockholder:

You are invited to attend the SI International, Inc. Annual Meeting of Stockholders to be held on Wednesday, June 28, 2006 at 10:00 a.m., local time, at the SI International facility located at 1050 North Newport Road, Colorado Springs, Colorado 80916.

The matters proposed for consideration at the meeting are:

•       The election of Charles A. Bowsher, Walter J. Culver, Ph.D., General Dennis J. Reimer, and Edward H. Sproat as Class I Directors each serving a three (3) year term;

•       The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year;

•       The transaction of such other business as may come before the meeting or any adjournment thereof.

The accompanying Notice of Annual Meeting of Stockholders and proxy statement discuss these matters in further detail. We urge you to review this information carefully.

You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and proxy statement and to ask questions about our operations and us at the Annual Meeting.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the annual meeting, you may withdraw your proxy and vote your shares in person.

Sincerely,

Ray J. Oleson
Chairman of the Board of Directors

SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 28, 2006

You are invited to attend the SI International, Inc. Annual Meeting of Stockholders to be held on Wednesday, June 28, 2006 at 10:00 a.m., local time, at the SI International facility located at 1050 North Newport Road, Colorado Springs, Colorado 80916.

The matters proposed for consideration at the meeting are:

1.                The election of Charles A. Bowsher, Walter J. Culver, Ph.D., General Dennis J. Reimer, and Edward H. Sproat as Class I Directors each serving a three (3) year term.

2.                The ratification of the appointment of Ernst & Young LLP as SI International’s independent registered public accounting firm for the current fiscal year.

3.                The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 12, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

James E. Daniel
Vice President, General Counsel, and Secretary

Reston, Virginia
April 25, 2006

TABLE OF CONTENTS

GENERAL	1
SOLICITATION	1
VOTING RIGHTS AND OUTSTANDING SHARES	1
REVOCABILITY OF PROXIES	2
HOUSEHOLDING OF PROXY MATERIALS	2
BENEFICIAL OWNERSHIP	3
ELECTION OF DIRECTORS	5
EXECUTIVE OFFICERS	13
EXECUTIVE COMPENSATION	14
OPTION GRANTS IN LAST FISCAL YEAR	16
AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES	16
EQUITY COMPENSATION PLAN INFORMATION	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	19
REPORT OF THE AUDIT COMMITTEE	22
COMPARATIVE STOCK PRICE PERFORMANCE GRAPH	23
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
DEADLINE FOR STOCKHOLDER PROPOSALS	28
ADDITIONAL INFORMATION	28

SI INTERNATIONAL, INC.
12012 Sunset Hills Road, Suite 800
Reston, Virginia 20190

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be held on June 28, 2006

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders, or the Annual Meeting, of SI International, Inc., which we refer to as SI International or the Company, to be held on Wednesday, June 28, 2006 at 10:00 a.m., local time, at the SI International facility located at 1050 North Newport Road, Colorado Springs, Colorado 80916.

The purpose of the Annual Meeting and a description of the matters to be acted upon at the Annual Meeting are set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about May 22, 2006. We are also mailing to stockholders, along with this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The enclosed proxy card is solicited by our Board of Directors and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy card in the accompanying form will be voted at the Annual Meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder’s shares will be voted in accordance with the recommendations of the Board “FOR” each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

SOLICITATION

SI International will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, Directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement and Form 10-K to beneficial owners of common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

VOTING RIGHTS AND OUTSTANDING SHARES

The Board of Directors has fixed the close of business on May 12, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast in person or by proxy, abstentions and broker non-votes (which we define below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the Annual Meeting. Ballots marked “abstain” will be counted as present and entitled to vote for purposes of determining whether a quorum exists for matters subject to a vote by the stockholders. If, with respect to any shares, a broker or other nominee submits a proxy card indicating that instructions have not been received from the beneficial owners or the persons entitled to vote, and if that broker or other nominee does not have discretionary authority to vote such shares (a “broker non-vote”) on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining whether a quorum exists for matters subject to a vote by the stockholders. As of April 14, 2006, we had 12,796,717 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.

IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU ARE PRESENT AT THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON AND THE PROXY WILL NOT BE USED.

PLEASE READ THE PROXY STATEMENT CONTAINED IN THIS BOOKLET FOR FURTHER INFORMATION CONCERNING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING AND THE USE OF THE PROXY.

REVOCABILITY OF PROXIES

You may revoke the proxy at any time before it is exercised in the following ways:

•        You may make delivery of a written notice of revocation to our Corporate Secretary. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: SI International, Inc., 12012 Sunset Hills Road, Suite 800, Reston, Virginia, 20190, Attention: Corporate Secretary.

•        You may attend the Annual Meeting in person and revoke your proxy by either giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting in person.

•        You may submit another proxy bearing a later date.

•        If you hold your shares in “street name,” you must contact your broker or other nominee to determine how to revoke your original proxy.

The only items of business that the Board intends to present or knows will be presented at the Annual Meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named in it, or their substitutes, to vote on any other items of business that may properly come before the meeting. All holders of record of our common stock at the close of business on May 12, 2006 will be eligible to vote at the Annual Meeting.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or our annual report may have been sent to multiple stockholders in your household. We will promptly deliver to you a separate copy of either document if you write the Corporate Secretary at the following address: SI International, Inc., 12012 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary. If you and any other stockholders of the Company want to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of April 14, 2006 by:

•       Each person we know to beneficially own more than 5% of our common stock,

•       Each Director and nominee for Director,

•       Each of our executive officers named in the Summary Compensation Table under “Executive Compensation” below, and

•       All of our Directors and executive officers as a group.

On April 14, 2006, we had 12,796,717 shares of common stock outstanding. Except as noted, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or beneficial owner of more than 5% of our common stock, or is based on filings with the Securities and Exchange Commission, which we sometimes refer to as the SEC. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the common stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the common stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the common stock. Unless otherwise indicated below, the address of those identified in the table is SI International, Inc., 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Ray J. Oleson(1)	330,568	2.6%
S. Bradford Antle(2)	176,897	1.4%
Thomas E. Dunn(3)	107,218	*
Dr. Walter J. Culver(4)	106,175	*
Thomas E. Lloyd(5)	93,659	*
P. Michael Becraft(6)	50,075	*
Harry D. Gatanas(7)	45,000	*
Marylynn Stowers(8)	45,000	*
Paul R. Brubaker(9)	25,625	*
James E. Crawford III(10)	28,882	*
Gen. R. Thomas Marsh (USAF—Ret.)(11)	26,552	*
Edward H. Sproat(12)	19,117	*
Charles A. Bowsher(13)	15,000	*
Walter C. Florence(14)	12,500	*
John P. Stenbit(15)	12,500	*
Gen. Dennis J. Reimer (USA-Ret.)(16)	2,500	*
FMR Corp., 82 Devonshire Street, Boston, MA 02109(17)	1,693,636	13.2%
Wells Fargo & Co., 420 Montgomery St., San Francisco, CA 94104(18)	1,107,720	8.7%
TimesSquare Capital Management, LLC(19)	725,600	5.7%
All executive officers and Directors as a group (16 individuals)(20)	1,097,268	8.1%

*                    Represents less than 1% of our outstanding stock

(1)          Includes approximately 147,221 shares subject to option exercise by Mr. Oleson within 60 days.

(2)          Includes approximately 149,821 shares subject to option exercise by Mr. Antle within 60 days, 1,000 shares held jointly with Mr. Antle’s spouse, 3,000 shares held by Mr. Stephen B. Antle IRA FBO Mr. Stephen B. Antle, and 400 shares, held by Mr. Antle as custodian for his children of which he does not disclaim any beneficial ownership.

(3)          Includes approximately 66,149 shares subject to option exercise by Mr. Dunn within 60 days.

(4)          Includes 79,541 shares held jointly with Dr. Culver’s spouse, and approximately 26,634 shares subject to option exercise by Dr. Culver within 60 days.

(5)          Includes approximately 43,433 shares subject to option exercise by Mr. Lloyd within 60 days.

(6)          Includes approximately 550 shares held jointly with Mr. Becraft’s spouse, and approximately 49,525 shares subject to option exercise by Mr. Becraft within 60 days.

(7)          Includes approximately 45,000 shares subject to option exercise by Mr. Gatanas within 60 days.

(8)          Includes approximately 45,000 shares subject to option exercise by Ms. Stowers within 60 days.

(9)          Includes approximately 25,626 shares subject to option exercise by Mr. Brubaker within 60 days.

(10)   Includes approximately 12,500 shares subject to option exercise by Mr. Crawford within 60 days, 14,006 shares held individually by Mr. Crawford, and 2,376 shares held in trust for James E. Crawford, IV, Mr. Crawford’s adult son, for which Mr. Crawford’s wife serves as the trustee.

(11)   Includes approximately 13,732 shares subject to option exercise by General Marsh within 60 days.

(12)   Includes approximately 19,117 shares subject to option exercise by Mr. Sproat within 60 days.

(13)   Includes approximately 15,000 shares subject to option exercise by Mr. Bowsher within 60 days.

(14)   Includes approximately 12,500 shares subject to option exercise by Mr. Florence within 60 days.

(15)   Includes approximately 12,500 shares subject to option exercise by Mr. Stenbit within 60 days.

(16)   Includes approximately 2,500 shares subject to option exercise by General Reimer within 60 days.

(17)   According to the Schedule 13G/A filed on February 14, 2006:  (i) FMR Corp. has the sole power to vote or direct the vote of 91,129 shares, and the sole power to dispose or direct the disposition of 1,693,636 shares, (ii) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 1,693,636 shares as a result of acting as investment adviser to various registered investment companies, (iii) Fidelity Advisers Small Cap Fund, one of those investment companies, is the beneficial owner of 640,470 shares, (iv) Fidelity Advisers Small Cap Stock Fund, one of those investment companies, is the beneficial owner of 668,137, and (iv) Edward C. Johnson, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,693,636 shares owned by the funds. Members of Edward C. Johnson’s family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(18)   According to the Schedule 13G filed on March 3, 2006:  (i) Wells Fargo & Company (“Wells Fargo”) has the sole power to vote or direct the vote of 600,693 shares, the shared power to vote or direct the vote of 201 shares, the sole power to dispose or direct the disposition of 1,072,932 shares, and the shared power to dispose or direct the disposition of 34,238 shares, (ii) Wells Capital Management Incorporated (“Wells Capital”) has the sole power to vote or direct the vote of 225,355 shares, and the sole power to dispose or direct the disposition of 993,453 shares; (iii) Wells Fargo is a parent holding company; and (iv) Wells Capital is a registered investment advisor and a subsidiary of Wells Fargo.

(19)   According to the Schedule 13G filed on February 10, 2006:  (i) TimesSquare Capital Management, LLC has the sole power to vote or direct the vote of 663,600 shares, and the sole power to dispose or direct the disposition of 725,600 shares, (ii) TimesSquare Capital Management, LLC is an investment adviser and is deemed to beneficially own the shares as a result of the ownership of shares by its investment advisory clients, and (iv) to the knowledge of TimesSquare Capital Management, LLC, none of its investment advisory clients owns an individual interest of more than 5% of such shares.

(20)   Includes 411,011 shares beneficially held by current Directors and executive officers as a group and approximately 696,757 shares subject to option exercisable within 60 days of April 14, 2006 held by current Directors and executive officers as a group.

ELECTION OF DIRECTORS

(PROPOSAL 1)

General.   The Company’s Second Restated Certificate of Incorporation, which we refer to as our Charter, and the Company’s Amended and Restated Bylaws, which we refer to as our Bylaws, provide for the classification of the Board of Directors into three classes (designated as Class I Directors, Class II Directors and Class III Directors), with members of each class holding office for staggered three-year terms. Vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of SI International or by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors.

Our Board of Directors currently consists of ten (10) members. There are currently four Class I Directors, whose terms expire at the Annual Meeting, three Class II Directors, whose terms expire at the 2007 Annual Meeting of Stockholders, and three (3) Class III Directors, whose terms expire at the 2008 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal).

Each of the nominees for election as a Class I Director is currently on the Board of SI International, has been nominated by the Board of Directors, upon unanimous recommendation of the Corporate Governance Committee, and has indicated his willingness to serve, if elected. If any of the nominees for election as a Class I Director should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. If elected at the Annual Meeting, each of the four nominees would serve until the 2009 Annual Meeting (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

If a quorum is present and no stockholder has exercised cumulative voting rights, the Directors will be elected by a plurality of the votes of the shares cast in person or by proxy at the meeting. Abstentions and broker non-votes have no effect on the vote. If a stockholder has exercised cumulative voting rights, the four candidates receiving the highest number of affirmative votes of the shares entitled to be voted for such Directors will be elected Directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. It is not anticipated that any nominee will be unable or unwilling to serve as a Director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

NOMINATION OF CLASS III DIRECTORS

The names, ages as of April 14, 2006, principal occupations and other information concerning each nominee for Class I Director, are set forth below.

Mr. Charles A. Bowsher, 74, was appointed to our Board of Directors in April 2003. From 1997 to 2001, Mr. Bowsher served on, and as Chairman of, the Public Oversight Board of the SEC Practice Section for the American Institute of Certified Public Accountants (AICPA). From 1981 to 1996, Mr. Bowsher served as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher previously served on the Board of Directors of American Express Bank, from which he retired in May 2004. Mr. Bowsher currently serves as a public member of the Board of Governors of the National Association of Securities Dealers (NASD). Mr. Bowsher is a certified public accountant and currently serves on the Advisory Council for the Public

Company Accounting Oversight Board (PCAOB) and he also was the former head of the Public Oversight Board (POB), the predecessor to the PCAOB in regulating the accounting profession. Mr. Bowsher also currently serves on the board of directors of each of DeVry, Inc., where he also serves as Chairman of the Audit Committee, and Washington Mutual Investors Fund, where he serves as a member of the Audit and Governance Committees.

Dr. Walter J. Culver, 68, served as our Vice Chairman and Director of Major Programs from 2002 until his retirement from management on January 14, 2005. Dr. Culver continues as a member of our Board of Directors and has been on our Board since 1998. Dr. Culver was one of the co-founders of the Company and served as our President and Chief Operating Officer from October 1998 to March 2001. From March 2001 until May 2002 he served as Chairman and Chief Executive Officer of SI International Telecom Corporation. He has held executive positions in our industry since 1971, and management positions since 1965. From September 1997 to October 1998 Dr. Culver was self employed as a consultant and the Interim Chief Executive Officer of Aydin Yazilim ve Elektronik Sanayi, A.S., of Ankara, Turkey, a subsidiary of Aydin Corporation. From 1996 to 1997, Dr. Culver served as an Executive Vice President at CACI, Inc. From 1968 to 1990, Dr. Culver held positions at Computer Sciences Corporation including President of Defense Systems Division, President of a diversified federal division of 2,000 employees, and Corporate Vice President of Systems Integration. Dr. Culver serves on the Board of Directors of AAC, Inc.

General Dennis J. Reimer (USA—Ret.), 66, has served on our Board of Directors since March 2006. Since 2005, he has served as the President of DFI International Government Services, a research, analysis and consulting firm supporting the federal government in areas such as homeland security, defense, and intelligence issues and programs. Prior to joining DFI, General Reimer served as first director of the National Memorial Institute for the Prevention of Terrorism in Oklahoma City from 2000 to 2005. His military career included service as the 33rd Chief of Staff of the U.S. Army; Commanding General 4th Infantry Division at Fort Carson, Colorado; Deputy Chief of Staff for Operations U.S. Army during Operation Desert Storm; Vice Chief of Staff U.S. Army, Operation; and Commanding General U.S. Army Forces Command in Atlanta, Georgia. From 2000 to the present, he has served on the Board of Directors of DRS Technologies, Inc., and serves on its Compensation, Nominating and Corporate Governance, and Ethics Committees. He also serves on the Board of Directors of Microvision, Inc., and serves on its Audit, Compensation, and Nominating and Corporate Governance Committees. General Reimer also serves as a director of Mutual of America and IDT Capital, Inc.

Edward H. Sproat, 67, has served on our Board of Directors since November 2000. Mr. Sproat, former President of Network Services at Bell Atlantic, brings over 38 years of experience in the telecommunications field. From June 1993 until his retirement in June 2000, he was President and Chief Operating Officer of Bell Atlantic Networks, which included all of its engineering, procurement, construction and operations. Prior to then, Mr. Sproat served as Vice President of Operations and Chief Operating Officer of Bell Atlantic-New Jersey and Vice President of Operations, Bell Atlantic Business Systems Services and Assistant Vice President of Financial Management for Bell Atlantic. Mr. Sproat formerly served on the Board of Directors of New Jersey Bell and Somerset Medical Center. Mr. Sproat previously served as a director of Evolving Systems, Inc., a provider of services software products, during calendar year 2002, where he also served as a member of the Audit Committee.

INCUMBENT DIRECTORS

The names, ages as of April 14, 2006, principal occupations and other information concerning each incumbent Director are set forth below.

Incumbent Class II Directors

Ray J. Oleson, 61, has served as the Chairman of our Board of Directors since he founded our company in October 1998. He also served as the Chief Executive Officer of our company from October 1998 until September 2005. He has held executive positions in our industry since 1977, and management positions since 1969. From 1990 to 1996 he was President and Chief Operating Officer of CACI, Inc., the primary wholly owned subsidiary of CACI International Inc. From 1987 to 1990 Mr. Oleson was the Operating Division President of one of CACI’s business units focused on federal government business. From 1985 to 1987 he served as President and Chief Operating Officer of Systems and Applied Sciences Corporation and from 1984 to 1985 he was Vice President, Marketing for that company. From 1977 to 1984 Mr. Oleson served as a Vice President of Computer Sciences Corporation. Mr. Oleson serves on the Board of Directors of AFCEA International, and of Enterprise Solutions Division for the Information Technology Association of America, both of which are non-profit professional associations.

General R. Thomas Marsh (USAF—Ret.), 81, has served on our Board of Directors since December 1998. From 1996 to 1997, General Marsh served as the Chairman of the President’s Commission on Critical Infrastructure Protection. From 1989 to 1991, he served as Chairman of Thiokol Corporation. General Marsh retired from active military duty with the Air Force in 1984. His military career included service as the Commander of the Electronics Division at Hanscom Air Force Base, Massachusetts and Commander of the Air Force Systems Command. He served on the Board of Directors, and as the Chairman of the Audit Committee, of Teknowledge until November 2005. He is also an advisor to the Georgia Tech Research Institute and is a Trustee Emeritus of the MITRE Corporation. He is a former Executive Director of the Air Force Aid Society.

John P. Stenbit, 65, has served on our Board of Directors since April 2004. From 2001 to his retirement in March 2004, Mr. Stenbit served as the Assistant Secretary of Defense for Command, Control, Communications, and Intelligence (C3I) and later as Assistant Secretary of Defense of Networks and Information Integration/Department of Defense Chief Information Officer, the C3I successor organization. From 1977 to 2001, he served as an Executive Vice President of TRW. He was a Fulbright Fellow and Aerospace Corporation Fellow at the Technische Hogeschool, Einhoven, Netherlands. He has chaired the Science and Technology Advisory Panel to the Director of Central Intelligence and the Research, Engineering and Development Advisory Committee for the Administrator of the Federal Aviation Administration. He has also served as a member of the Science Advisory Group to the directors of Naval Intelligence, Science Advisory Group for the Defense Communications Agency, Defense Science Advisory Board, the Navy Studies Board, and the National Research Council Manufacturing Board. He currently serves on the board of directors of SM&A Corporation, Cogent, Inc., and Viasat, Inc. Mr. Stenbit serves on the Compensation Committee for SM&A Corporation, the Compensation and Audit Committees for Cogent, Inc., and the Audit Committee of Viasat, Inc.

Incumbent Class III Directors

S. Bradford Antle, 50, has served on our Board of Directors and Chief Executive Officer since September 2005, and has served as our President since February 2001. He previously served as our Chief Operating Officer from February 2001 until September 2005, and as Executive Vice President from June 1999 until his promotion to Chief Operating Officer. From 1996 to 1999, he served as the Director of Washington Technical Operations for Lockheed Martin, and from 1992 to 1996 he served in positions with

Martin Marietta, a predecessor entity of Lockheed Martin. From 1985 to 1992, he served in various capacities for General Electric. Mr. Antle serves on the boards of the Software and Systems Consortium and the National Defense Industry Association, industry non-profit entities, and the Fairfax Education Foundation, a non-profit entity.

James E. Crawford III, 60, has served on our Board of Directors since October 1998 and is currently a managing director of Frontenac Company, L.L.C., a Chicago-based private equity investment firm. From 1984 to 1992, Mr. Crawford was a general partner of William Blair Venture Management Co., a venture capital fund. From 1986 to 1992, Mr. Crawford was a partner in William Blair & Company, an investment banking firm. Mr. Crawford currently serves on the board of directors of ypOne Publishing, LLC.

Walter C. Florence, 36, has served on our Board of Directors since May 2000 and is currently a managing director of Frontenac Company, L.L.C., a Chicago-based private equity investment firm. Mr. Florence’s investing experience and focus is on services companies across a variety of markets. Prior to joining Frontenac LLC in 1994, Mr. Florence worked with Bear, Stearns & Co., Inc. He graduated cum laude from Dartmouth College and received a master’s degree from the J.L. Kellogg Graduate School of Management, graduating with distinction. Mr. Florence currently serves on the board of directors of Aspire Media, LLC, HE Parts International, and ypOne Publishing, LLC.

Election of Additional Directors

SI International may seek to identify an additional qualified individual for consideration to serve as an independent Director of the Board. If SI International finds a qualified person to fill such position, it is anticipated that the Board will create a new directorship by increasing the number of Board members from eleven to twelve or by appointing such person to any vacancy that occurs on the Board. The nomination of a candidate for this Board of Director position is subject to recommendation by the Corporate Governance Committee and the appointment of the Board of Directors. The nominee will not be elected by stockholder vote because newly created directorships and vacancies on the Board may be filled by the affirmative vote of the majority of Directors then in office, even if less than a quorum of the Board. A Director elected by the Board to fill a vacancy shall serve for the remainder of the full term of the class of Director in which the vacancy occurred and until such Director’s successor is elected and qualified. For a description of the procedure by which stockholders may submit Director nominations, please see “Committees of the Board—Corporate Governance Committee” below.

Corporate Governance

The Board has adopted a set of corporate governance principles, which, along with the written charters for our Board committees described below, the Charter and the Bylaws, provide the framework for the Board’s governance of the Company. Our corporate governance principles and the written charters of our Board committees are available both on the “Investors” section of our website at www.si-intl.com and in print free of charge to any stockholder who requests it.

Independence and Composition

Our Charter, and the National Association of Securities Dealers listing standards, which we refer to as the NASD listing standards, each require that a majority of our Board of Directors are “independent” Directors, as defined in our Charter and the NASD listing standards. In addition, our corporate governance principles require that we strive to have either a substantial majority of “independent” Directors or enough “independent” Directors on the Board so that, in the event one “independent” Director was to resign, die, or be removed from the Board, a majority of the remaining Board would still consist of “independent” Directors.

The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee at a meeting of the full Board, has determined that Messrs. Bowsher, Crawford, Florence, Marsh, Reimer, Sproat and Stenbit, representing a majority of our Board of Directors, are “independent” as defined in the NASD listing standards and our Charter. The Board made its determination based on information furnished by all directors regarding their relationships with the Company and research conducted by management. In addition, the Board consulted with the Company’s counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NASD listing standards.

Stockholder Communications with Directors

The Company has a process whereby our stockholders can send communications to our Directors. This process is described in detail on our website at www.si-intl.com.

Board and Committee Meetings and Attendance

During fiscal year 2005, there were nine meetings of the Board, four of which were telephonic meetings. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a Director or committee member, respectively. In addition, the Board took action by unanimous written consent in lieu of meeting three times during fiscal year 2005. Our corporate governance principles provide that it is the responsibility of individual Directors to make themselves available to attend, on a consistent basis, scheduled and special Board and committee meetings and the Annual Meeting of Stockholders on a consistent basis. All of our Directors attended the 2005 Annual Meeting of Stockholders.

In addition, non-management members of the Board of Directors met in executive session three times in fiscal year 2005. Pursuant to our corporate governance principles, the Board is required to designate an independent Director to serve as lead or presiding Director (and in the absence of such appointment, the Chairman of the Corporate Governance Committee will perform the function of lead or presiding Director) to preside when the Board meets in executive session. Mr. Bowsher has been previously designated by the Board of Directors as the lead Director, and he served as the lead Director at all meetings held in executive session in 2005.

Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee, each of which deals with specific areas of the Board’s responsibility.

Audit Committee

The Board of Directors has established an Audit Committee, which is governed by a written charter, which is attached hereto as Annex A. The Audit Committee reviews the professional services provided by our independent registered public accounting firm, the independence of the accountants from our management, our annual financial statements and our system of internal control over financial reporting. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, which we collectively refer to as the Exchange Act, and the NASD listing standards. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition and independence requirements of the Exchange Act and the NASD listing standards and that Mr. Charles A. Bowsher is an “audit committee financial expert” as defined in the Exchange Act.

The Audit Committee met eight times during fiscal year 2005. The current members of the Audit Committee are Mr. Bowsher, who serves as Chairman, General Marsh and Mr. Sproat.

Compensation Committee

The Board of Directors has established a Compensation Committee, which is governed by a written charter. The NASD listing standards require that the Compensation Committee consist solely of independent Directors. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Compensation Committee are “independent” as defined in the NASD listing standards.

The duties of the Compensation Committee include, among others:

•        fixing the compensation level of executive officers of the Company,

•        developing compensation policies that attract and retain the highest quality executives, articulate the relationship between corporate performance and executive compensation, and reward executives for the Company’s progress,

•        approving, reviewing and managing compensation plans and granting rights thereunder, and

•        overseeing the possible dilution to other shareholders because of options granted to management.

The Compensation Committee met eight times during fiscal year 2005. In addition, the Compensation Committee took action by unanimous written consent in lieu of meeting six times during fiscal year 2005. During fiscal 2005 and until March 28, 2005, the members of the Compensation Committee were Mr. Crawford, who served as Chairman, and Messrs. Florence and Sproat. On March 28, 2005, Mr. Stenbit was appointed to the Copmensation Committee, and Mr. Sproat replaced Mr. Crawford as Chairman. As a result, the current members of the Compensation Committee are Mr. Sproat, who serves as Chairman, and Messrs. Crawford, Florence, and Stenbit.

Corporate Governance Committee

The Board of Directors has established a Corporate Governance Committee, which is governed by a written charter. The Corporate Governance Committee oversees and reviews nominations for our Board of Directors and evaluates and recommends corporate governance compliance policies and procedures applicable to SI International. In addition, the Corporate Governance Committee is charged with the task of assessing the performance of the Board of Directors on an annual basis and overseeing the annual self-assessments carried out by each of the committees of the Board, including the Corporate Governance Committee itself. The purpose of each of these assessments is to monitor the effectiveness of the Board and the committees, gather information regarding the ability of the Board and the committees to fulfill their mandates and responsibilities, and provide a basis for further evaluation and improvement of the policies of the Board and the committees.

Our Board has adopted a policy that the Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to us and complementary to the background, skills and experience of the other members of the Board. The Corporate Governance Committee’s assessment of the composition of the Board includes the following considerations: (a) the skills of each member of the Board, which includes an analysis of each Director’s business and management experience, information technology and government contractor industry experience, professional services industry experience, accounting experience, finance and capital markets experience, and level of understanding of corporate governance regulations and public policy matters, (b) the characteristics of each member of the Board, which includes an analysis of each Director’s ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) the general composition of the Board of Directors, which includes an analysis of the diversity, age and public company experience of the Directors. The principal qualification for a Director is the ability to act in the best interests of the Company and its stockholders.

The Corporate Governance Committee also considers Directors nominees recommended by stockholders. The deadline for submissions of proposals for the 2006 Annual Meeting can be found under the section of this proxy statement captioned “Deadline for Stockholder Proposals.”

In order to nominate a Director nominee, a stockholder’s proposal must comply with all of the requirements of Rule 14a-8 as promulgated under the Exchange Act. In addition, any such proposals must include the following:

•       the name and address of the stockholder submitting the proposal, as it appears on our stock records, and of the beneficial owner thereof;

•       the number of shares of stock of each class that are owned beneficially and of record by the stockholder and the beneficial owner;

•       a description of all arrangements or understandings between the stockholder and the Director nominee and any other person pursuant to which the nomination is to be made by the stockholder; and

•       all information relating to the Director nominee that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a Director nominee and to serving as a Director if elected).

The Corporate Governance Committee does not evaluate Director candidates recommended by stockholders any differently than it evaluates Director candidates recommended by our Directors, management or employees.

The NASD listing standards require that the Corporate Governance Committee consist solely of independent Directors. The Board of Directors, upon the unanimous recommendation of the Corporate Governance Committee, has determined that all current members of the Corporate Committee are “independent” as defined in the NASD listing standards.

During fiscal 2005, the Corporate Governance Committee met four times. During fiscal 2005 and until March 28, 2005, the members of the Corporate Governance were Mr. Crawford, who serves as Chairman, and Messrs. Florence and Sproat. Mr. Sproat resigned from the Corporate Governance Committee on March 28, 2005 and was replaced by Mr. Stenbit. In July 2005, Mr. Bowsher was appointed to serve as a member of the Corporate Governance Committee. As of July 15, 2005, the current members of the Corporate Governance Committee are Mr. Crawford, who serves as Chairman, and Messrs. Bowsher, Florence, and Stenbit.

Code of Ethics

Our Directors, as well as our officers and employees, are also governed by our Code of Ethics, which we refer to as our Code. The Code is available both on our website at www.si-intl.com or in print free of charge to any stockholder who requests it. Amendments to, or waivers from, a provision of the Code that apply to our Directors, executive officers or corporate controller will be posted to our website within five business days following the date of the amendment or waiver.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Messrs. Crawford, Florence and Sproat served as the members of the Compensation Committee of our Board of Directors during our recently completed fiscal year 2005. None of these individuals has ever served as an officer or employee of the Company.

Director Compensation

Directors who are also employees of the Company do not receive any cash compensation from us for their services as members of the Board. For fiscal 2006, the following describes the annual compensation and meeting fees for each non-employee Director:

	Annual Compensation (payable in equal quarterly installments)	Regular Meeting Fees (in person or by phone)
Board of Directors	$18,000	$1,000
Audit Committee (other than Chairman)	$4,000	None
Audit Committee Chairman	$12,000	None
Other Committees (other than Chairman)	$2,000	None
Other Committee Chairman	$6,000	None

Directors are also entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

Currently, our non-employee Directors are eligible to receive non-qualified stock and stock option awards under our 2002 Amended and Restated Omnibus Stock Incentive Plan. Historically, our Board had approved a policy that, upon initial election or appointment to the Board, each new non-employee Director would receive an initial stock option to purchase 10,000 shares of common stock, to be vested over a three (3) year period. In addition, each independent Director received an annual stock option to purchase 2,500 shares of common stock, to be vested over a three (3) year period. Grants to directors contained a provision for acceleration of vesting upon the occurrence of a designated change of control event. The exercise price of the options was 100% of the fair market value of our common stock on the date of grant.

In fiscal year 2006, the Board has elected to review its policy for award of equity grants to non-employee Directors and anticipates adopting a new policy for such awards during fiscal year 2006. However, upon General Reimer’s appointment in March 2006, he received an initial stock option to purchase 10,000 shares of common stock, to be vested over a three (3) year period.

In addition, in December 2005, the Board approved acceleration of all outstanding and unvested stock option grants to all participants in the Company’s stock option programs. The Board elected to accelerate the options in order to recognize all stock option expense in fiscal year 2005, thereby reducing future option expense after fiscal year 2005 as a result of a new accounting rule which took effect on January 1, 2006. Of the accelerated options, 60,650 options were held by non-employee directors (of which 40,650 were “in-the-money”). Of the grants to non-employee directors, Charles Bowsher, James E. Crawford, Walter J. Culver, Walter E. Florence, Robert T. Marsh, Edward H. Sproat and John P. Stenbit received acceleration of previously unvested stock option grants totaling 7,500, 7,500, 13,690, 7,500, 8,480, 8,480, and 7,500, respectively.

We currently have reserved 2,920,000 shares of our common stock for issuance under the 2002 Amended and Restated Omnibus Stock Incentive Plan. In addition to our non-employee Directors, all of our employees are eligible to receive stock awards and stock option grants under this plan. The Board may terminate the plan at any time.

EXECUTIVE OFFICERS

As of April 14, 2006 the executive officers of the Company were Ray J. Oleson, Executive Chairman, and S. Bradford Antle, President and Chief Executive Officer, of the Board of Directors (the biography of whom is included above), and the following five persons indicated in the table below:

Name, Age	Positions and Offices With the Company	Other Employment in Past Five Years
P. Michael Becraft, 61	Executive Vice President, Mission Services Group (since 2005) Senior Vice President, Homeland Security Business Unit (2003-2005)	Acting Deputy Commissioner of Immigration & Naturalization Service (2001-2003); Chief of Staff, Immigration & Naturalization Service (1995-2001)
Paul R. Brubaker, 45	Executive Vice President and Chief Marketing Officer (since 2003)

Chief Executive Officer of Aquilent (2002-2003); President and General Manager of Commerce One e-Government Solutions (2001-2003); Deputy Assistant Secretary & Deputy Chief Information Officer, U.S. Department of Defense (1999-2001)

Thomas E. Dunn, 54	Executive Vice President, Chief Financial Officer, and Treasurer (since 2001)	Chief Financial Officer of America One Communications (1998-2000)
Harry D. Gatanas, 59	Executive Vice President, Strategic Programs Group (since 2005)	Senior Acquisition Executive, NSA (2004-2005); Chief Executive Officer, Global Services (2002-2003); Senior Acquisition Executive, NSA (2000-2001)
Thomas Lloyd, 71	Vice President, Corporate Development (since 2002)
Vice President, Mergers and Acquisitions (1998-2002)
Marylynn Stowers, 45	Executive Vice President, IT Solutions Group (since 2005)	Vice President for Operations, Science Applications International Corp. (1997-2005)

EXECUTIVE COMPENSATION

The following table summarizes, for the last three fiscal years, the compensation paid to or earned by all of our executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
				Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)*	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARS (#)	LTIP Payouts ($)	All Other Compensation ($)	Notes
Ray J. Oleson	2005	$399,077	$440,000	—	22,000	—	$29,972	(1)(2)
Executive Chairman (Former	2004	372,077	292,500	—	32,160	—	24,783	(2)
Chief Executive Officer)	2003	333,776	332,276	—	32,160	—	13,386	(2)
S. Bradford Antle	2005	$314,923	$391,000	—	65,500	—	$29,746	(1)(3)
President and	2004	253,846	204,000	—	34,805	—	26,079	(3)
Chief Executive Officer	2003	218,457	228,350	—	14,780	—	14,246	(3)
Thomas E. Dunn	2005	$262,000	$311,000	—	32,500	—	$6,723	(4)
EVP, Chief Financial	2004	213,077	165,000	—	28,725	—	5,425	(4)
Officer and Treasurer	2003	177,945	181,230	—	8,700	—	2,400	(4)
Paul R. Brubaker	2005	$241,243	$255,000	—	5,600	—	$20,662	(5)
EVP and Chief	2004	229,327	81,000	—	5,025	—	2,088	(5)
Marketing Officer	2003	—	—	—	25,000	—	—	(5)
P. Michael Becraft	2005	$191,539	$143,500	—	34,500	—	$3,692	(6)
EVP, Mission Services	2004	199,135	45,000	—	2,025	—	4,452	(6)
Group	2003	78,462	21,250	—	10,000	—	—	(6)
Harry D. Gatanas	2005	$95,346	$100,000	—	45,000	—	$84,213	(7)
EVP, Strategic Programs	2004	—	—	—	—	—	—	(7)
Group	2003	—	—	—	—	—	—	(7)
Marylynn Stowers	2005	—	—	—	45,000	—	—	(8)
EVP, IT Solutions Group	2004	—	—	—	—	—	—	(8)
	2003	—	—	—	—	—	—	(8)
Thomas E. Lloyd	2005	$166,923	$87,500	—	3,000	—	$3,339	(9)
VP, Corporate Development	2004	153,956	48,000	—	5,380	—	1,226	(9)
	2003	131,957	57,200	—	5,380	—	1,043	(9)

*                     Executive officer bonuses for fiscal years 2005, 2004, and 2003 identified in this table were paid in February 2006, February 2005, and February 2004, respectively. Individual items less than $1,000 not separately delineated.

(1)           Effective September 24, 2005, Mr. Oleson resigned as Chief Executive Officer and was appointed Executive Chairman, and Mr. Antle was promoted from President and Chief Operating Officer to President and Chief Executive Officer.

(2)           Includes approximately $21,732, $19,930, and $11,700 in aggregate payments on an automobile lease and related expenses, approximately $1,240, $2,253, and $0 in aggregated payments by the Company for club memberships, and approximately $7,000, $2,600, and $1,686 in aggregate payments by the Company to Mr. Oleson’s 401(k) account for fiscal years 2005, 2004 and 2003, respectively.

(3)           Includes approximately $15,725, $19,705, and $11,846 in aggregate payments on an automobile lease and related expenses, approximately $3,256, $0, and $0 in the form of a stipend paid by the Company for financial planning services, approximately $4,842, $3,950, and $0 in aggregated payments by the Company for club memberships, and approximately $5,923, $2,424, and $2,400 in aggregate payments by the Company to Mr. Antle’s 401(k) account for fiscal years 2005, 2004, and 2003, respectively.

(4)           Includes approximately $1,250, $2,475, and $0 in the form of a stipend paid by the Company for financial planning services, and approximately $5,123, $2,600, and $2,400 in aggregate payments by the Company to Mr. Dunn’s 401(k) account for fiscal years 2005, 2004, and 2003, respectively.

(5)           Mr. Brubaker began his employment in December 2003. Includes approximately $13,173, $0 and $0 in aggregate payments on an automobile lease and related expenses, and approximately $2,665, $2,088, and $0 in aggregated payments by the Company for club memberships, and approximately $4,825, $0, and $0 in aggregate payments by the Company to Mr. Brubaker’s 401(k) account for fiscal years 2005, 2004, and 2003, respectively.

(6)           Mr. Becraft began his employment in July 2003. Includes approximately $1,872, $1,824, and $0 in aggregated payments by the Company for club memberships, and approximately $1,820, $2,628, and $0 in aggregate payments by the Company to Mr. Becraft’s 401(k) account for fiscal years 2005, 2004, and 2003, respectively.

(7)           Mr. Gatanas began his employment in August 2005. Includes approximately $79,872 related to a signing bonus at the commencement of Mr. Gatanas’ employment and $4,000 in aggregate payments on an automobile lease and related expenses in fiscal year 2005.

(8)           Ms. Stowers began her employment in December 2005.

(9)           Includes approximately $3,339, $1,226, and $1,043 in aggregate payments by the Company to Mr. Lloyd’s 401(k) account for fiscal years 2005, 2004, and 2003, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows information with respect to option grants to our executive officers for fiscal 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal 2005	Exercise Price Per Share	Expiration Date	5%	10%
Ray J. Oleson	22,000	3.3%	$26.20	2/3/2015	$383,996	$952,870
S. Bradford Antle	15,500	2.3%	26.20	2/3/2015	270,543	671,341
	50,000	7.5%	29.74	10/6/2015	945,754	2,386,754
Thomas E. Dunn	12,500	1.9%	26.20	2/3/2015	218,180	541,404
	20,000	3.0%	29.74	10/6/2015	378,302	954,702
Paul R. Brubaker	5,600	0.8%	26.20	2/3/2015	97,745	242,549
P. Michael Becraft	4,500	0.7%	26.20	2/3/2015	78,545	194,905
	33,000	5.0%	30.57	12/30/2015	638,198	1,613,775
Harry D. Gatanas	45,000	6.8%	31.24	8/8/2015	894,362	2,256,823
Thomas E. Lloyd	3,000	0.5%	26.20	2/3/2015	52,363	129,937
Marylynn Stowers	45,000	6.8%	30.57	12/30/2015	870,270	2,200,602

(1)          Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission’s executive compensation disclosure rules. Actual gains, if any, on stock options exercised will depend on future performance of our common stock. No assurance can be given that the amounts reflected in these columns will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning stock options held by our named executive officers as of December 31, 2005.

	Number of Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at End of Fiscal Year(1)		Value of Unexercised in-the-Money Options at End of Fiscal Year(2)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Ray J. Oleson	100,000	$1,599,375	147,221	0	$2,092,679	0
S. Bradford Antle	20,000	370,177	179,821	0	1,969,896	0
Thomas E. Dunn	20,301	393,529	93,149	0	1,006,163	0
Paul R. Brubaker	0	0	35,625	0	378,306	0
P. Michael Becraft	0	0	49,525	0	223,876	0
Harry D. Gatanas	0	0	45,000	0	0	0
Thomas E. Lloyd	0	0	43,433	0	697,854	0
Marylynn Stowers	0	0	46,525	0	0	0

(1)          In addition, in December 2005, the Board approved acceleration of all outstanding and unvested stock option grants to all participants in the Company’s stock option programs. The Board elected to accelerate the options in order to recognize all stock option expense in fiscal year 2005, thereby reducing future option expense after fiscal year 2005 as a result of a new accounting rule which took effect on January 1, 2006. Of the accelerated options, 414,104 options were held be executive officers (of which 240,474 were “in-the-money”). Of the grants to executive officers, Ray J. Oleson, S. Bradford Antle, Thomas E. Dunn, Paul R. Brubaker, Thomas E. Lloyd, and Harry D. Gatanas received acceleration of previously unvested stock option grants totaling approximately 118,490, 130,165, 74,610, 25,610, 20,229, and 45,000, respectively.

(2)          Value is calculated by subtracting the exercise price per share from $30.57, which is the last reported sale price of the common stock on December 30, 2005, the last trading day of fiscal 2005, and multiplying the result by the number of shares subject to the option.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under SI International’s equity compensation plans as of December 31, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(*)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities to be issued upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by security holders	1,750,937	$20.29	975,888
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,750,937	$20.29	975,888

*                    The number of shares of our common stock reserved for issuance under the Company’s 2002 Amended and Restated Omnibus Stock Incentive Plan as of December 31, 2005 was 2,920,000.

Executive Employment Contracts

In July 2002, we entered into Executive Employment Agreements with each of Ray Oleson, S. Bradford Antle, Thomas Lloyd and Thomas Dunn. In March 2005, we entered into an Executive Employment Agreement with Paul Brubaker. In November 2005, we entered into an Executive Employment Agreement with Harry D. Gatanas. In January 2006, we entered into an Executive Employment Agreement with Marylynn Stowers. In February 2006, we entered into an Executive Employment Agreement with P. Michael Becraft. Pursuant to the terms of these agreements, each executive’s employment extends until July 1st and is automatically extended for additional one-year terms unless Company or the executive provides written notice that such party does not wish to extend the term of the Agreement. Under the terms of their agreements and as of December 31, 2005, the base salaries (as indicated in parentheses) for Messrs. Oleson ($440,000, with Mr. Oleson’s salary reduced effective January 1, 2006 to $308,000), Antle ($440,000), Dunn ($372,000), Becraft ($250,000), Brubaker ($255,000), Gatanas ($250,000), and Lloyd ($175,000), and Ms. Stowers ($250,000). These base salaries are reviewed annually by the Compensation Committee, with the next annual review expected in or about June 2006. Each executive is eligible to receive a bonus following the end of each fiscal year in accordance with the performance-based bonus plans established by the Board of Directors. Each executive is also eligible for equity incentives in the form of executive stock grants and stock option grants.

Each employment agreement permits us to terminate the executive officer’s employment with appropriate notice for or without cause. In general, cause is defined to include:

•       A good faith finding by the Board or the CEO that the executive officer (i) has been convicted of a felony, (ii) has been convicted of a misdemeanor (excluding traffic violations) to the extent such conviction could reasonably be considered to compromise our best interests or render the executive officer unfit or unable to perform its services and duties hereunder, (iii) has committed any other act or omission involving dishonesty, disloyalty or fraud with respect to us or our customers or suppliers, or (iv) has committed an act involving unlawful or disreputable conduct in the context of the executive officer’s employment which is likely to be harmful to us or our reputation;

•       The continued failure by the executive officer to perform its duties in all material respects or a material breach by the executive officer of its obligations under its employment agreement, each after notice and a cure period; or

•       A good faith finding by the Board or the CEO that the executive officer engaged in (i) misconduct materially injurious to us or our reputation or (ii) gross negligence or willful misconduct which has a material adverse effect on us.

Under each employment agreement, if the executive officer’s employment ends for any reason, we shall pay the executive officer’s normal post-termination compensation and benefits under, and in accordance with, our retirement, insurance and other compensation or benefit plans or programs during such period.

If, during the period commencing with a written agreement for a change of control (which transaction is ultimately consummated) and ending two years (one year for Messrs. Becraft, Brubaker and Gatanas and Ms. Stowers) thereafter, we terminate the executive officer’s employment without cause, we fail to extend the term of the executive officer’s employment agreement or the executive officer resigns for good reason, all of the stock options and restricted stock held by the executive officer will become fully vested.

If we terminate the executive officer’s employment without cause, we fail to extend the term of the executive officer’s employment agreement or the executive officer resigns for good reason, the executive will be entitled to receive his base salary, a pro-rata portion of any performance-based bonus and disability, accident and health insurance benefits for the twelve months following termination.

According to the terms of the agreements, each executive will be bound by confidentiality and invention assignment provisions and will be prohibited from competing with us for the six months following termination and from soliciting our customers or employees for the twelve months following termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into indemnity agreements with certain of its executive officers and each of its Directors, which provide, among other things, that the Company will indemnify such officer or Director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a Director or executive officer of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. These agreements are in addition to the indemnification provided to the Company’s officers under its Bylaws in accordance with Delaware law.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by SI International under the Securities Act or the Exchange Act.

Executive Compensation Philosophy

The Compensation Committee is responsible for reviewing and approving the compensation of the Chief Executive Officer, the other executive officers of the Company, and those officers reporting directly to the Chief Executive Officer. The Chief Executive Officer and his management team make recommendations to the Committee regarding base compensation and other short-term and long-term incentive plans designed to reward performance achievements. The Committee also considers peer company compensation data as well as salary and other survey tools provided or available to the Committee.

Our compensation program and policies are designed to help us attract, motivate and retain executives of outstanding ability in order to maximize return to stockholders. The primary objectives of our executive compensation program are to:

•       Provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance;

•       Ensure that our executives’ total compensation levels vary based on both our short-term financial performance and growth in stockholder value over time;

•       Focus and motivate executives on the achievement of defined objectives; and

•       Reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives.

In designing and administering its executive compensation program, we attempt to strike an appropriate balance among these objectives.

The Board, through the Compensation Committee, will annually revisit the manner in which it implements our compensation policies in connection with executive staff. Our policies will continue to be designed to align the interests of our executives and senior staff with the long-term interests of the stockholders.

Our executive compensation programs consist of three principal elements: base salary, short-term incentive cash payments and long-term stock options, each of which is discussed below.

Base Compensation

Executive compensation is reviewed annually by the Compensation Committee. In fiscal year 2005, executive compensation recommendations were presented to and approved by the Compensation Committee in June 2005, and we anticipate that executive compensation will be reviewed by the Committee this year in or about June 2006.

The Chief Executive Officer presents to the Committee recommendations for base compensation adjustments for the executive officers and those officers reporting directly to the Chief Executive Officer. Individual adjustments are reviewed and approved by the Compensation Committee based upon individual achievement and contribution. In addition, the Compensation Committee reviews third party studies providing benchmark data for executive compensation, which it uses in determining the appropriate total executive compensation.

As part of the annual compensation review during fiscal 2005, the Compensation Committee reviewed the established executive salary grades with corresponding salary ranges for each grade. The executive compensation structure approved by the Compensation Committee was based upon an analysis of the executive compensation of the Company’s peer group as set forth in publicly available 2005 proxy statements. Management also engaged a nationally-recognized compensation consultant to assist in developing salary grade and range information.

Short-Term Incentive Compensation

Our compensation philosophy emphasizes incentive pay to leverage both individual and organizational performance. Our short-term incentive compensation program rewards executives for accomplishing primarily annual, organizational and individual business unit objectives. The program is defined to reward individual achievement of performance objectives based upon the achievement of organizational and business unit goals.

Bonus eligibility and plan requirements are established at the beginning of each fiscal year. Bonus goals are based upon recommendations made by the Chief Executive Officer and approved by the Board of Directors. For fiscal 2005, bonuses to be paid were based upon our achievement of thresholds relating to four company-level goals, revenue, net income, labor utilization, and days sales outstanding. The Compensation Committee is responsible for reviewing the recommendations made to it based upon the actual fiscal year performance as compared to the bonus goals established by the Board of Directors at the beginning of the fiscal year. The Compensation Committee also is responsible for approving bonus awards recommended to it for Chief Executive Officer, the other executive officers, and those officers reporting directly to the Chief Executive Officer, and for approving the total actual bonus pool. Bonus awards for fiscal year 2005 were reviewed and approved by the Compensation Committee at its meeting in February 2006, and bonus payments were made in February 2006.

Long-Term Incentive Compensation

The 2002 Amended and Restated Omnibus Stock Incentive Plan is designed to reward executives and other employees for long-term growth consistent with Company performance and stockholder return. The ultimate value of the long-term incentive compensation awards is dependent upon the actual performance of our stock price over time. In December 2005, the Board of Directors approved acceleration of all outstanding and unvested stock option grants to all participants in the Company’s stock option programs. Of the accelerated options, approximately 414,104 options were held by executive officers (of which approximately 240,474 were “in-the-money”) and approximately 60,650 options were held by non-employee directors (of which approximately 40,650 were “in-the-money”). The Board elected to accelerate the options in order to recognize all stock option expense in fiscal year 2005, thereby reducing future option expense after fiscal year 2005 as a result of a new accounting rule which took effect on January 1, 2006.

During fiscal year 2005, incentive stock option grant recommendations for the executive officers and the direct reports of the Chief Executive Officer were made and approved in February 2005. The Compensation Committee anticipates that stock and/or stock option awards to the executive officers and direct reports of the Chief Executive Officer will continue to be a component of executive compensation and will be reviewed regularly each fiscal year.

During fiscal 2005, approximately 2,730 Company employees received an aggregate of 687,095 stock options at a weighted exercise price of $28.19 per share. All such grants were subject to the terms of the 2002 Amended and Restated Omnibus Stock Incentive Plan or other stock option plans of the Company under which stock options are no longer being issued. Our Executive Chairman, Chief Executive Officer and our five other highest paid executive officers received stock options during fiscal year 2005 totaling 250,100 shares at prices ranging from $26.20 to $31.24 per share.

Compensation of Chief Executive Officer

Mr. Oleson has served as the Executive Chairman since the Company was founded in October 1998, and served as the Chief Executive Officer from our founding until September 2005. Mr. Antle was promoted to Chief Executive Officer in September 2005. The compensation of the Chief Executive Officer was developed based upon data obtained from the publicly available 2005 proxy statements of the Company’s peer group. This information was further supported by information provided from a nationally recognized compensation consultant engaged by the Company, as well as national and local area salary surveys.

In conjunction with this review and based upon this information, the Compensation Committee unanimously approved an increase in the base salary of Mr. Oleson, as the Chief Executive Officer, to $440,000, effective July 2005. Upon his promotion to Chief Executive Officer in September 2005, the Compensation Committee unanimously approved an increase in the base salary of Mr. Antle, as the Chief Executive Officer, to $440,000, effective October 2005. Effective January 1, 2006, Mr. Oleson’s salary was reduced to $306,000.

In February 2006, the Compensation Committee reviewed the financial and other performance achievements of the Company as compared to the performance objectives established by the Board of Directors at the beginning of fiscal year 2005. Based upon this review and a determination that the Company exceeded both revenue and profitability targets established at the beginning of fiscal year 2005, the Compensation Committee approved a bonus in the amount of $440,000 and $391,000, for Mr. Oleson and Mr. Antle, respectively, for fiscal 2005, which represents in part each of their respective service periods as Chief Executive Officer for fiscal 2005, which was paid in February 2006.

Compensation Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of “performance based compensation” from the compensation taken into account for purposes of the limit. The Board believes that it has structured its current compensation programs in a manner to allow us to fully deduct executive compensation under Section 162(m) of the Internal Revenue Code. The Board will continue to assess the impact of Section 162(m) of the Internal Revenue Code on its compensation practices and determine what further action, if any, is appropriate.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
/s/ Edward Sproat
Edward Sproat, Chairman
/s/ James E. Crawford III
James E. Crawford, III
/s/ Walter Florence
Walter Florence, Member
/s/ John P. Stenbit
John P. Stenbit, Member
Dated: February 27, 2006

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by SI International under the Securities Act or the Exchange Act.

Duties, Powers and Responsibilities.   All three (3) of the Audit Committee members are independent and financially literate, as defined by the charter of the Audit Committee, the applicable Securities and Exchange Commission rules, and the listing standards of the Nasdaq National Market. In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for overseeing of the quality and integrity of SI International’s financial reporting processes. A current copy of the Audit Committee Charter is attached hereto as Annex A and is available at the “Investor” section of the Company’s website located at www.si-intl.com. Management is responsible for the Company’s internal control over financial reporting and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States, issuing a report on those consolidated financial statements, and issuing an attestation report on management’s assessment of the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee met eight times during fiscal year 2005.

Review and Discussions with Management and Independent Registered Public Accounting Firm.   In fulfilling its responsibilities set forth in the Audit Committee Charter, the Committee has accomplished the following:

1.                It has reviewed and discussed the audited financial statements for fiscal year 2005 with management.

2.                It has discussed with its independent accountants, Ernst & Young LLP, the matters required to be discussed by Statements on Auditing Standards (SAS) 61 (Codification of Statements on Accounting Standards), as amended through February 27, 2006, which includes, among other items, matters related to the conduct of the audit of our financial statements.

3.                It has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committee), as amended through February 27, 2006, which relates to the accountant’s independence from us and our related entities.

4.                It has discussed with Ernst & Young LLP their independence from us under Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committee).

Conclusion.   Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS,
/s/ Charles A. Bowsher
Charles A. Bowsher, Chairman
/s/ General R. Thomas Marsh
General R. Thomas Marsh (USAF, Retired), Member
/s/ Edward Sproat
Edward Sproat, Member
Dated: March 1, 2006

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

The comparisons on the following graph and table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock. The information contained in this table shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

The following graph compares the cumulative total stockholder return on our common stock from November 12, 2002 (the first trading in common stock of SI International) through December 31, 2005, with the cumulative total return on (i) the Nasdaq Stock Market—U.S. Index and (ii) a peer group composed of SI International and the following other Federal Government Service Providers with whom we compete: Anteon International Corp., CACI International Inc., Dynamics Research Corp., ManTech International Corp., MTC Technologies Inc., NCI, Inc., PEC Solutions Inc., SRA International Inc. and Titan Corp. PEC Solutions Inc. is included in the graph below but, because PEC Solutions, Inc. merged with Nortel Networks, Inc. in June 2005, PEC Solutions’ stock is no longer listed or publicly traded. Since PEC Solutions’ stock can no longer be tracked for purposes of stock price performance, SI International will not include it in future Comparative Stock Price Performance Graphs. In addition, Anteon International Corp. is included in the graph below but, because Anteon International Corp. has entered into a merger agreement with General Dynamics Corporation, if the merger closes, Anteon’s stock will no longer be listed or publicly traded. If the merger occurs, since Anteon’s stock will no longer be tracked for purposes of stock price performance, SI International will not include it in future Comparative Stock Price Performance Graphs. In October 2005, NCI, Inc., a provider of information technology services and solutions to the U.S. federal government, completed an initial public offering. Since NCI provides similar services to the federal government to those provided by SI International and to offset the fact that DigitalNet Solutions, which was acquired by BAE Systems North America Inc. in November, 2004, is, and PEC Solutions will, no longer be part of the group as a result of their respective acquisitions, SI International has chosen to add NCI to its peer group.

The graph assumes an investment of $100 on November 12, 2002 in each of SI International, the Nasdaq Stock Market—U.S. index and the members of our peer group. The comparison also assumes that all dividends are reinvested and all returns are market-cap weighted. The historical information set forth below is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SI INTERNATIONAL, INC.,
THE NASDAQ STOCK MARKET—U.S. INDEX AND FEDERAL GOVERNMENT SERVICES
PROVIDER INDEX

December 30, 2005
SI International	$218.36
Nasdaq Stock Market U.S. Index	163.41
Federal Government Services Provider Index	153.41

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)

Independent Registered Public Accounting Firm For 2006

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as SI International’s independent registered public accounting firm for the current fiscal year. Ernst & Young LLP has served as SI International’s independent registered public accounting firm since May 30, 2002. Stockholder ratification of the Board of Directors’ selection of Ernst & Young LLP as the Company’s independent registered public accounting firm- is not required by law, by the Company’s bylaws or otherwise. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

If a quorum is present and no stockholder has exercised cumulative voting rights, the appointment of the registered independent public accounting firm will be ratified by a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the ratification of the appointment of the registered independent public accounting firm. Abstentions and broker non-votes have no effect on the vote.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal years 2005 and 2004, and fees billed for other services rendered by Ernst & Young LLP during those periods.

Fees	Fiscal Year 2005	Fiscal Year 2004
Audit Fees(1)	$708,405	$754,030
Audit-Related Fees(2)	192,979	211,942
Tax Fees(3)	123,670	115,000
All Other Fees	—	—

(1)          Audit Fees—These are fees for professional services rendered by Ernst & Young LLP in connection with the audit of the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting, including review of financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements, such as 8-K filings.

(2)          Audit-Related Fees—These are fees for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit plan audits; due diligence in connection with potential mergers and acquisitions; consulting on financial accounting/reporting standards, and attest services not required by statute or regulation.

(3)          Tax Fees—These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. This includes: preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)          All Other Fees—These are fees for other permissible work performed by Ernst & Young LLP that do not meet the above category descriptions.

Audit, Audit-Related and Non-Audit services provided by our independent registered public accounting firm, Ernst & Young LLP, are subject to a policy of the Company regarding the Pre-Approval of Audit and Non-Audit Services. The Audit Committee monitors audit services engagements, reviews such engagements at least quarterly, and approves any changes in the terms, conditions, fees, or scope of such engagements. The Audit Committee has pre-approved certain services, including the following:

•       services associated with registration statements, periodic reports and other documents filed with the SEC, and services related to securities offerings and responses to SEC comment letters (e.g., consents and comfort letters);

•       consultations and assistance related to accounting, financial reporting or disclosure matters, and the actual or potential impact of final or proposed rules, standards of interpretation by the SEC, FASB, or other regulatory or standard-setting bodies;

•       audit related services; and

•       tax services.

The following services require specific pre-approval of the Audit Committee:

•       annual audit services engagement, terms and fees, including required quarterly reviews;

•       attestation engagement for the independent registered public accounting firm’s report on management’s report on internal control for financial reporting; and

•       audit of 401(k) plan(s) for the fiscal year end.

In accordance with SEC rules and regulations, the following services will not be provided by the independent registered public accounting firm:

•       bookkeeping or other services related to the accounting records or financial statements of the Company;

•       financial information systems design and implementation;

•       appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•       actuarial services;

•       internal audit outsourcing;

•       management functions;

•       human resources;

•       broker-dealer, investment adviser or investment banking services;

•       legal services; and

•       expert services unrelated to the audit.

A copy of this policy is available on our website, www.si-intl.com, and is also available in print free of charge to any stockholder who requests it.

Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee and the appointment of the independent registered public accounting firm is presented to the stockholders for ratification. The Audit Committee of the Board of Directors believes that the provision of services by Ernst & Young LLP is compatible with maintaining such auditor’s independence.

During the course of the fiscal year and in accordance with this policy, the Audit Committee will evaluate known potential engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management.

OUR AUDIT COMMITTEE AND BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

DEADLINE FOR STOCKHOLDER PROPOSALS

Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Secretary of the Company at our principal executive offices at 12012 Sunset Hills Roads, Reston, Virginia 20190, not later than January 22, 2007 for inclusion in the proxy statement for that meeting. Under our Bylaws, a stockholder must comply with certain procedures to nominate persons for election to the Board of Directors or to propose other business to be considered at an Annual Meeting of Stockholders. These procedures provide that stockholders desiring to make nominations for Directors and/or to bring a proper subject before a meeting must do so by notice timely delivered to the Secretary of the Company. The Secretary of the Company generally must receive notice of any such proposal not less than 45 days or more than 75 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders. In the case of proposals for the 2007 Annual Meeting of Stockholders, assuming the meeting is held within 30 days of the anniversary of the 2006 Annual Meeting of Stockholders, the Secretary of the Company must receive notice at our principal executive offices in Reston, Virginia not earlier than March 8, 2007 and not later than (a) April 7, 2007 (other than proposals intended to be included in the proxy statement and form of proxy, which, as noted above, the Company must receive by January 22, 2007). If the 2007 Annual Meeting of Stockholders is not held within 30 days of the anniversary of the 2006 Annual Meeting of Stockholders, the Secretary of the Company must receive notice of any proposal at our principal executive offices in Reston, Virginia no later than the later of the 90th day prior to the 2007 Annual Meeting of Stockholders or the 10th day following the day that the notice of the 2007 Annual Meeting of Stockholders was mailed or public disclosure was made.

Generally, such stockholder notice must set forth:

•       as to each nominee for Director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as Directors under the proxy rules of the SEC,

•       as to any other business, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and

•       as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of the stockholder (as they appear in the Company’s books) and beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by the stockholder and the beneficial owner, and (iii) whether either the stockholder or the beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting stock required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting stock to elect the nominee or nominees.

A copy of the Company’s Bylaws is available in print free of charge to any stockholder who requests it.

Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in our proxy materials unless (i) assuming the meeting is held within 30 days of the anniversary of the 2006 Annual Meeting of Stockholders we receive notice of such proposal by the later of the 45th day prior to such Annual Meeting and (ii) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

ADDITIONAL INFORMATION

Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors, officers and certain persons who own more than 10% of our common stock to file with the Securities and Exchange Commission reports concerning their beneficial ownership of our equity securities. These persons are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms received by us from our Directors, officers and greater than 10% beneficial owners, all of these reports were filed on a timely basis with the exception of two filings for Mr. Crawford for purchases of shares by a trust for his adult son, for which his wife and adult son serve as trustee, on June 15, 2004 and April 28, 2005 that were filed on Form 5 on February 14, 2006, one Form 3 filing for Mr. Becraft upon his appointment as an executive officer of the Company on December 30, 2005, which was filed on January 19, 2006 and was further amended by Form 3/A filings on February 24, 2006 and March 28, 2006; and filings by Messrs. Oleson, Antle, Dunn, and Lloyd, executive officers, for stock option grants to each totaling, respectively, 76, 50, 25, and 51 shares that should have been filed on Forms 3 in November 2002. We believe that all Directors and officers of SI International subject to Section 16(a) reporting are current in their reporting obligations thereunder, except as noted above.

By Order of the Board,

RAY J. OLESON
Chairman of the Board of Directors

Reston, Virginia
April 25, 2006

Annex A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
SI INTERNATIONAL, INC.

DEFINITIONS

When used herein, the following terms shall have the meanings set forth below:

•       “Audit Committee” means that certain committee of the Board established at a meeting of Board held on November 3, 1999, having such attributes, duties and responsibilities as set forth in this Charter.

•       “Board” means the Board of Directors of the Company.

•       “Charter” means this Charter of the Audit Committee of the Board of Directors of SI International, Inc., as amended from time to time.

•       “Committee” means the Audit Committee.

•       “Company” means SI International, Inc., a Delaware corporation.

•       “Independent Director” means a director of the Corporation other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the following persons will not be considered “Independent Directors.”

•        a director employed by the Company or by any parent or subsidiary of the Company within the past three years;

•        a director who accepted or has a “family member” who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or in any of the past three fiscal years, other than compensation for board or board committee service; payments arising solely from investments in Company securities; compensation paid to a “family member” who is a non-executive employee of the Company or any parent or subsidiary of the Company; benefits under a tax-qualified retirement plan or non-discretionary compensation; loans from a financial institution provided that the loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, (iii) did not involve more than a normal degree of risk or other unfavorable factors, and (iv) were not otherwise subject to the specific disclosure requirements of SEC Regulation S-K, Item 404; payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were (i) made in the ordinary course of business; (ii) made on substantially the same terms as those prevailing at the time for comparable transactions with the general public; and (iii) not otherwise subject to the disclosure requirements of SEC Regulation S-K, Item 404; or loans permitted to directors and executive officers under Section 13(k) of the Securities Exchange Act;

•        a director who is a “family member” of an individual who is, or has been within the past three years, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

•        a director who is, or has a “family member” who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the

Company received, in the current fiscal year or in any of the past three fiscal years, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investments in Company securities and payments under non-discretionary charitable contribution matching programs;

•        a director of the Company who is, or has a “family member” who is, employed as an executive officer of another entity where any of the executive officers of the Company serve on the compensation committee of such entity, or if such employment relationship existed in any of the past three years;

•        a director who is, or has a “family member” who is, a current partner of the Company’s independent auditor, or was, or has a “family member” who was, a partner or employee of the Company’s independent auditor who worked on the Company’s audit at any time within the past three years;

•        a director who accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof, provided that, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service);

•        a director who is an affiliated person of the Company or any subsidiary thereof; and

•        a director who has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

As referred to above, the term “family member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home, and the term “affiliate” of, or a person “affiliated” with, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

PURPOSE

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing and improving, as necessary:

•       The financial reports and other financial information provided by the Company to the public or any governmental authority or agency;

•       The Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics, as established by the Board and management of the Company; and

•       The Company’s auditing, accounting and financial reporting processes generally.

DUTIES AND RESPONSIBILITIES

Consistent with the foregoing purpose, the Audit Committee shall encourage continuous improvement of, and shall foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•       Serve as an independent and objective party to monitor the Company’s financial reporting processes and internal control system;

•       Review and appraise, no less than annually, the performance of the Company’s independent accountants based on quality of services provided and price, and determine whether auditor rotation is advisable;

•       Provide an open channel of communication among the independent accountants, financial and senior management, the internal auditing personnel, and the Board.

In furtherance of the foregoing duties and responsibilities, the Audit Committee is specifically authorized, empowered and directed to:

•       Review and update this Charter from time to time, but not less than annually, as conditions dictate.

•       Review the Company’s annual financial statements and any reports or other financial information submitted to the Securities and Exchange Commission, any comparable state regulatory agency, or any listing agency on which the Company’s stock is listed, including any certification, report, opinion, or review rendered by the Company’s independent accountants.

•       Review the regular internal reports to management prepared by the Company’s internal auditing personnel and management’s response.

•       Review with financial management and the independent accountants the 10-Q’s, 10-K and all other public filings containing disclosure of material financial information not previously reviewed by the Committee and prior to their filing, including, but not limited to, earnings press releases or earnings guidance. The Committee should ensure that, to the extent pro forma information or non-GAAP financial measures is included, adequately disclose how such pro forma information or non-GAAP financial measure differs from the comparable GAAP information and that such pro forma information or non-GAAP financial measure is not given undue prominence, and to ensure that misleading presentations of the Company’s results of operations or financial condition are not otherwise provided.

•       Appoint, compensate, retain and oversee the work of the independent accountants, considering such factors as independence, qualifications and effectiveness. Such independent accountants are ultimately accountable to, and must report directly to, the Committee. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

•       Pre-approve all auditing and appropriate non-auditing services proposed by the independent accountants. The Committee may designate to one or more members of the Committee the authority to grant such pre-approvals.

•       Ascertain whether any proposed service to be provided by the independent auditors is inappropriate or unlawful. Examples of such unlawful or inappropriate activities shall include the following: (i) bookkeeping and any other related services; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management or human resources functions; (vii) broker or dealer, investment adviser or investment banking services; and (viii) legal services and other expert services unrelated to the audit. The Committee shall ascertain whether any other services that the Public Company Accounting Oversight Board determines by regulation is impermissible. The Committee or members designated by the Committee to grant pre-approvals shall not approve any of the foregoing prohibited non-auditing services. All other non-auditing services proposed to be provided by the independent auditor shall be pre-approved by the Committee or such designated members.

•       Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

•       Consult not less frequently than quarterly with the independent accountants out of the presence of management about internal control over financial reporting and the completeness and accuracy of the Company’s financial statements.

•       In consultation with the independent accountants and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

•       Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•       Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

•       Establish routine review of and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made by management and the independent accountants in the preparation of the financial statements, and the view of each as to appropriateness of such judgments.

•       Review with the independent accountants all material written communications between the independent accountants and management.

•       Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•       Review any significant disagreement among management and the independent accountants or the internal auditing department, in connection with the preparation of the financial statements.

•       Review with the independent accountants, the internal auditing department, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.

•       Establish, review and update procedures for the confidential and anonymous submission by employees of the Company of any accounting, financial, or disclosure concerns and establish, review and update the procedures to receive, retain and address complaints regarding questionable accounting, internal accounting controls, or auditing matters.

•       Review and approve the internal audit plan, the scope and responsibilities of the internal audit function, and the hiring of the individual to serve as the director of the internal audit function.

•       Engage and approve compensation, at the Company’s expense, for independent counsel or advisers for the Committee as the Committee determines to be necessary to carry out the Committee’s duties and responsibilities as set forth in the Charter.

•       Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

COMPOSITION

The Audit Committee shall be composed of such number of Independent Directors, but in no event less than three (3), as shall be determined by the Board from time to time. No person who is not an Independent Director shall be eligible to serve on the Audit Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. One member of the Committee shall also be an “audit committee financial expert” as such term is defined in the Exchange Act.

If a Chairman is not elected by the full Board, the members of the Committee may (but shall not be required to) designate a Chairman by majority vote of the full Committee membership.

MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate, and shall fix its own rules of procedure. The Committee will invite management to attend the meeting, except for executive sessions of the Committee to review management activities. The Committee may act by written consent in lieu of meeting, except as set forth below. As part of its duty to foster open communication, the Committee shall meet at least annually with management, internal audit personnel and the Company’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee shall meet with the independent accountants and management quarterly to review the Company’s financial statements consistent with the provisions of this Charter.

* * * * *

This charter will be made available on the Company’s website at www.si-intl.com.

Initially adopted: October, 2002
Last revised: February 27, 2006

(Side 1)

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

The undersigned hereby appoints James E. Daniel III and Thomas E. Dunn proxies, each with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all of the shares of stock of SI International, Inc. (the “Corporation”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m. local time on June 28, 2006, or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

(SIDE 2)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE
BOARD RECOMMENDS A VOTE FOR ALL PROPOSALS.

1.	To elect Charles A. Bowsher, Walter J. Culver, Dennis J. Reimer, and Edward Sproat as Directors serving a three (3) year term	Instruction:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.
For all nominees (except as marked to the contrary)	Withhold Authority to vote for all nominees
In the discretion of the proxies named herein, the proxies are authorized to vote upon such other business as may properly come before the meetings.
☐	☐

2.	To ratify the appointment of Ernst & Young LLP as SI International’s independent registered public accounting firm for the current fiscal year.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other  authorized  officer. If a  partnership, please sign in partnership name by authorized  person.

FOR	AGAINST	ABSTAIN
☐	☐	☐

			DATED:	, 2006

(Signature)

(Signature if held jointly)
Record Holder Name:

Address:			PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Shares: